UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2024

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one-fifteenth of a share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On April 1, 2024, Surrozen, Inc. issued a press release, titled “Surrozen Announces Safety, Pharmacodynamic and Liver Function Data for SZN-043” and also released a corporate presentation related to the foregoing press release. A copy of the press release and the corporate presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information disclosed under this Item 7.01 and in the related exhibits hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission that any information in this report is material or required to be disclosed by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, titled “Surrozen Announces Safety, Pharmacodynamic and Liver Function Data for SZN-043”.
99.2	Corporate Presentation, dated April 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	April 1, 2024	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer, Chief Operating Officer and Corporate Secretary